EXH10-54

                              FORBEARANCE AGREEMENT

         This AGREEMENT is made as of the 31st day of July, 1996, by and among AUTOMATED LIGHT TECHNOLOGIES, INC., a Delaware corporation with an office and principal place of business located at 174 Charlton Road, Sturbridge, Massachusetts ("ALT"), FIBERCORE, INC., a Nevada Corporation with an office and principal place of business located at 174 Charlton Road, Sturbridge, Massachusetts ("FCI") and CONNECTICUT INNOVATIONS, INCORPORATED, a corporation constituted a cussi-public instrumentality of the State of Connecticut with an office located at 40 Cold Spring Road, Rocky Hill, Connecticut ("CII").

                                   WITNESSETH

         WHEREAS, on August 2, 1990, CII made a loan to ALT in the original principal amount of $300,000 as evidenced by a Promissory Note from ALT in such amount and governed by a Loan Agreement and related documents of the same date (the "Obligations");

         WHEREAS, in connection with the loan made in 1990, CII received a Warrant to purchase 66,667 shares of ALT Common Stock at an exercise price of $1.50 per share, which Warrant has, due to subsequent events, including a merger of ALT into a wholly owned subsidiary of FCI in September of 1995, been adjusted such that CII is now entitled to purchase 70,933 shares of FCI Common Stock at $1.48 per share; and

         WHEREAS, ALT has acknowledged that it is in default under the Promissory Note and Loan Agreement and has requested that CII forbear at this time from pursuing its rights and remedies for payment in full of its indebtedness and liabilities under the aforementioned agreements; and

         WHEREAS, FCI acknowledges that, as owner of 100% of the capital stock of ALT, it will receive a direct and substantial benefit from entering into this Agreement.

         NOW, THEREFORE, in consideration for CII's agreeing to forbear from immediately pursuing its rights and remedies under the Loan Agreement (subject to the terms and conditions contained herein), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         Section 1.  Ratification of Obligations; Modification.

         (a)  All  of  the  Obligations,   including  without  limitation,   all
indebtedness and liabilities, existing as of the date of this Agreement or arising thereafter, subject to the terms and conditions contained herein, shall be and are ratified and confirmed in all respects. As of June 30, 1996, the remaining principal and interest balance on the


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Promissory  Note is $241,128,  and subject to the provisions of this  Agreement, interest shall continue to accrue and any late payment penalties or interest charges shall be applied as provided in the Promissory Note and Loan Agreement.

         (b) Until the sooner to occur of the Conversion Date (as defined in Section 2) or September 1, 1996, ALT's payment obligations under the Promissory Note are hereby modified as follows. For the months beginning March 1, 1996 through and including the Conversion Date, ALT shall make a payment to CII in the amount of One Thousand Dollars ($1,000.00) per month.

         Section 2.  Forbearance Obligations; Conversion.

         (a) CII agrees to forbear from taking any action to recover payment in full of the Obligations and from instituting any proceedings against ALT to enforce its rights and remedies under the Loan Agreement arising from ALT's default thereunder through and including the earlier to occur of (I) the Conversion Date or (ii) September 1, 1996. If the Conversion Date has not occurred as of September 1, 1996, then the Obligations shall be fully restored as though never modified.

         (b) The Conversion Date shall be the date upon which (I) FCI shall have filed an S-1 Registration Statement covering all shares of FCI Common Stock to be issued to CII hereunder (the "CII Stock"), and (ii) ALT shall have made the payments required under Section 1(b) above.

         (c)      On the Conversion Date, the following events shall occur:

                  (i) CII will exercise the Warrant and pay the exercise price by canceling One Hundred Four Thousand Nine Hundred Eighty One Dollars and No/100 ($104,981.00) of the balance of the Obligations. FCI shall deliver to CII a stock certificate representing 70,933 shares of FCI Common Stock;

                  (ii) The actual principal and interest balance remaining under the Promissory Note as of the Conversion Date (not including any late payment penalties of interest charges), after giving credit for payments made pursuant to Section 1(b) above and exercise of the Warrant pursuant to Section 2(c)(i) above, shall be converted automatically into that number of shares of FCI Common Stock determined by dividing said balance by a number equal to 60% of the Current Market Value of FCI Common Stock. For purposes hereof, Current
                           Market Value of FCI Common Stock shall mean the average closing price of FCI's common stock as reported through Bloomberg for the fifteen (15) consecutive trading days immediately preceding the date of this Agreement. FCI shall


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                           deliver to CII a stock certificate  representing that
                           number of shares of FCI Common Stock determined pursuant to this Section 2(c)(ii);

                  (iii) CII will issue a release in favor of ALT, FCI, their officers, directors, and employees with respect to the Obligations, including the Warrant, and will release its lien on ALT's assets; and

         Section 5. Events of Default and Remedies. Upon the occurrence of any of the following events or the existence of any of the following conditions (any such event or condition being herein referred to as an "Event of Default"):

         (a) Any representation or warranty made by ALT or FCI herein or in any other instrument creating, evidencing or securing any of their Obligations to CII or in any certificate, financial statement or other document delivered in connection herewith shall prove to have been incomplete, untrue or incorrect in any material respect as of the date made or deemed to have been made or repeated; or

         (b) ALT or FCI shall fail fully to perform or comply with any terms, covenants or provisions of this Agreement;

then, and in any such event, CII's obligation to forbear pursuant to Section 2(a) of this Agreement shall terminate and the Obligations, to the extent they have not been released, shall, at CII's option and without notice or demand become and be immediately due and payable in full and CII may, at its option, exercise and enforce its rights and remedies available under or in connection with the Loan Agreement, the other documents and agreements executed or delivered in connection therewith, at law and/or in equity.

         CII's failure or delay to exercise any remedy after any particular Event of Default shall not operate as a waiver of any remedy in that or in any subsequent instance.

         Section 6. No Present Claims and Releases. ALT and FCI acknowledge and agree that (a) they have no claim or cause of action against CII; (b) neither ALT, FCI nor any of its stockholders or affiliates have any offset rights, counterclaims or defenses of any kind with respect to any of ALT's Obligations, indebtedness or liabilities to CII and/or against CII for any reason whatsoever; and (c) CII has heretofore properly performed and satisfied in a timely manner all of its obligations to ALT and FCI. ALT and FCI each further unconditionally releases, waives, and forever discharges (I) any and all liabilities, obligations, duties, promises or indebtedness of any kind of CII to ALT, except the obligations to be performed by CII for ALT and FCI as expressly stated in this Agreement; and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether known or unknown, which ALT or FCI might otherwise have against CII or any of its directors, officers, shareholders, employees, agent and/or attorneys.

         Section 7. Expenses. ALT agrees that it is responsible and liable for the payment to CII of an amount equal to any and all out-of-pocket costs or expenses (including legal


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fees,  appraisals and  disbursements)  hereafter incurred or sustained by CII in connection with the preservation of or enforcement of any of its rights under this Agreement, the Loan Agreement (as set forth therein) or in respect of any of their other obligations to CII, (whether or not any one or more legal proceedings is commenced by or on behalf of CII or an appearance is filed on behalf of CII in any legal proceeding filed by, against or in any way involving
CII).

         Section 8. Waiver of Jury Trial. ALT AND FCI EACH HEREBY WAIVES ANY RIGHTS THAT IT MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE LOAN AGREEMENT, ANDY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THEY ACKNOWLEDGE AND AGREE THAT THEY HAVE KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY, WITH THE ADVICE OF LEGAL COUNSEL IF THEY HAVE DEEMED IT NECESSARY, AGREED TO THIS WAIVER.

         Section 9.  Miscellaneous.

         (a) Except as expressly set forth herein, all of the agreement, terms, convenants, representations, provisions and obligations to us of any nature arising under or in respect of this Agreement and the Loan Agreement (if the Loan Agreement has not been canceled pursuant to Section 2(c)(iii) above) shall survive the termination of CII's forbearance obligations under this Agreement.

         (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

         (c) This Agreement shall be binding upon ALT, FCI and their respective heirs, representatives and assigns and shall inure to the benefit of CII, its successors and assigns and any subsequent holder of the Loan Agreement (if the Loan Agreement has not been canceled pursuant to Section 2(c)(iii) above).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed this 31st day of July, 1996.

                                    CONNECTICUT INNOVATIONS, INCORPORATED

                                    BY:___/S/________________________
                                       Victor Budnick
                                       Its:  President and Executive Director


AUTOMATED LIGHT TECHNOLOGIES, INC.          FIBERCORE, INC.
BY:___/S/_____________________              BY:___/S/___________________________
Its Exec. V.P. & General Manager            Its
July 31, 1996                               July 31, 1996